UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2020
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(Exact name of registrant as specified in its charter)
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Delaware	000-50171	36-4415727
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
590 Madison Avenue, 35th Floor New York, New York		10022
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (212) 484-4900
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

At the 2020 Annual Meeting of Stockholders of Travelzoo held on May 29, 2020 via webcast, at www.virtualshareholdermeeting.com/TZOO2020, the following actions were taken.
Travelzoo's stockholders elected Ralph Bartel, Christina Sindoni Ciocca, Carrie Liqun Liu, Mary Reilly and Beatrice Tarka to serve on the Board of Directors until the next annual meeting of stockholders. The voting results are:

	Votes For	Votes Withheld
Ralph Bartel	7,469,644	331,197
Christina Sindoni Ciocca	7,464,290	341,551
Carrie Liqun Liu	7,475,092	330,749
Mary Reilly	7,366,879	438,962
Beatrice Tarka	7,451,544	354,297

Ms. Liu, Ms. Reilly, and Ms. Tarka will serve as independent directors in accordance with the listing standards of the NASDAQ Stock Market.
The proposal regarding the stock option grants to Chairman of the Board was approved. The voting results are:

Votes For	Votes Against	Abstain
4,912,419	2,886,221	7,201

The proposal regarding the stock option grants to key employees was approved. The voting results are:

Votes For	Votes Against	Abstain
7,464,326	326,196	15,319
The proposal regarding the stock option grants increases and repricing was approved. The voting results are:

Votes For	Votes Against	Abstain
4,738,871	3,058,245	8,725

The proposal regarding the non-binding advisory vote on executive compensation was approved. The voting results are:

Votes For	Votes Against	Abstain
7,400,726	375,984	29,131

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELZOO

Date:	June 4, 2020	By:	/s/ Lisa Su
Lisa Su Chief Accounting Officer